Exhibit 99.1

For Immediate Release

For more information: Alicia Clancy

alicia.clancy@regfuel.com;

(o) 515-239-8118; (m) 515-450-9692

Renewable Energy Group® Files Registration Statement for Initial Public Offering

(AMES, Iowa) – July 15, 2011 – Renewable Energy Group®, Inc. today announced that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission for a proposed initial public offering of shares of its common stock. The number of shares to be offered and the price range for the offering have not yet been determined.

UBS Securities LLC and Piper Jaffray & Co. will be acting as joint book-running managers for the offering, and Stifel, Nicolaus & Company, Incorporated and Canaccord Genuity Inc. will be acting as co-managers.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This offering is being made only by means of a prospectus. A copy of the prospectus relating to these securities may be obtained, when available, from:

UBS Securities LLC Attention: Prospectus Department 299 Park Ave New York, NY 10171 Telephone: (888) 827-7275	Piper Jaffray & Co. Attention: Prospectus Department 800 Nicollet Mall, Suite 800 Minneapolis, Minnesota 55402 Telephone: (800) 747-3924 Email: prospectus@pjc.com

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